UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2013, Green Tree Servicing LLC (“Green Tree”), a wholly owned indirect subsidiary of Walter Investment Management Corp. (the “Company”), entered into a (i) Master Repurchase Agreement between Credit Suisse First Boston Mortgage Capital LLC (“Credit Suisse”) and Green Tree (the “Warehouse Agreement”) and (ii) Pricing Side Letter between Credit Suisse and Green Tree (“Pricing Letter”, and together with the Warehouse Agreement, the “Warehouse Documents”). In addition, pursuant to the terms of the Warehouse Agreement, the Company provided Credit Suisse with a guaranty (the “Guaranty”) in order to support Green Tree’s obligations under the Warehouse Agreement.

The Warehouse Agreement is structured as a master repurchase agreement, and provides for a maximum aggregate purchase price of $500,000,000. The $500,000,000 maximum aggregate purchase price is provided by Credit Suisse on a committed basis (the “Warehouse Facility”). The Warehouse Facility matures on March 26, 2014. The Warehouse Facility will be used to support Green Tree’s funding obligations in connection with its residential mortgage loan origination business.

The Warehouse Documents contain affirmative and negative covenants and representations and warranties customary for financings of this type and requires Green Tree to comply with certain financial covenants relating to liquidity, adjusted tangible net worth and leverage. Similarly, the Guaranty also contains covenants and representations and warranties customary for guaranties provided to support financings of this type and requires the Company to comply with the financial covenants contained in the Company’s Credit Agreement, which was entered into on November 28, 2012, among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto.

The Pricing Letter contains economic terms relating to the Warehouse Facility (the “PSL Terms”) that the Company and Credit Suisse believe are proprietary to their business relationship and that, if disclosed, could adversely affect the Company’s and/or Credit Suisse’s competitive position within the repurchase facility marketplace. As a result of the proprietary nature of the PSL Terms, the Company has made a request to the Securities and Exchange Commission to treat the PSL Terms as confidential information. As a result of such request, the Company is filing a redacted version of the Pricing Letter as Exhibit 99.2 to this Current Report on Form 8-K.

Green Tree and Credit Suisse intend that the transactions under the Warehouse Facility be sales to Credit Suisse of the mortgage loans and not loans from Credit Suisse to Green Tree secured by the mortgage loans. However, in order to preserve Credit Suisse’s rights under the Warehouse Facility in the event a court or other forum recharacterizes the transactions as other than sales, as security for its obligations under the Warehouse Facility, Green Tree has also granted Credit Suisse a fully perfected first priority security interest in the mortgage loans purchased by Credit Suisse under the Warehouse Agreement, as well as all ancillary collateral relating to the purchased mortgage loans.

The foregoing description of the Warehouse Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Warehouse Documents and redacted versions of the Pricing Letter which are filed as Exhibits 99.1 – 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Warehouse Documents and Pricing Letter in Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, are incorporated in their entirety into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Master Repurchase Agreement, dated as of March 27, 2013 between Credit Suisse First Boston Mortgage Capital LLC, as Buyer and Green Tree Servicing LLC, as Seller.

99.2*	Pricing Side Letter relating to the Master Repurchase Agreement.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 28, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary